Exhibit 4.18

SUPPLEMENTAL AGREEMENT

To:
PAROSEA SHIPPING CO.
BLUESEA SHIPPING CO.
MINOANSEA MARITIME CO.
EPANASTASEA MARITIME CO.
each of
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro, MH96960
Republic of the Marshall Islands
(as joint and several Borrowers)

Cc:	UNITED MARITIME CORPORATION Trust Company Complex Ajeltake Road Ajeltake Island Majuro, MH96960 Republic of the Marshall Islands (as Guarantor and as Shareholder)

26 October 2022
Dear Sirs,

Facility agreement dated 8 August 2022 and entered into between, among others, (i) the Borrowers, (ii) the Guarantor, (iii) the Lenders, (iv) Kroll Agency Services Limited as Facility Agent and (iv) Kroll Trustee Services Limited as Security Agent in respect of a loan facility of up to US$63,600,000 (the “Facility Agreement”)

Words and expressions defined in the Facility Agreement shall have the same meaning when used in this letter unless the context requires or unless otherwise defined in this letter.

We refer to:

(a)	the Facility Agreement, of which an amount of US$63,600,000 is outstanding by way of principal as at the date hereof; and

(b)	the agreement of the Lenders to amend Part B of Schedule 1 of the Facility Agreement.

1	Agreement. The Finance Parties agree to the amendment of Part B of Schedule 1 of the Facility Agreement as per the terms of this letter and subject to the conditions set out in paragraph 5 below.

2
Amendment to the Facility Agreement. In consideration of the agreement of the Finance Parties referred to in paragraph 1 of this letter and from the date on which the Facility Agent (acting on the instructions of the Majority Lenders) notifies the Borrowers and the other Finance Parties in writing of the satisfaction of the conditions referred to in paragraph 5 below (the “CP Confirmation Date”), effective as of the date of the Facility Agreement, the Facility Agreement shall be, and shall be deemed by this letter to have been, amended as follows:

(a)	by deleting Part B of Schedule 1 in its entirety and replacing it with Schedule 1 of this letter; and

(b)	by construing all references in the Facility Agreement to “this Agreement”, “hereunder” and other like expressions as references to the Facility Agreement as amended and supplemented by this letter.

3
Amendments to Finance Documents.  Effective as of the date of the Facility Agreement upon the CP Confirmation Date, each of the Finance Documents (other than the Facility Agreement) shall be, and shall be deemed by this letter to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this letter; and

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this letter.

4
Facility Agreement and Finance Documents.  The Borrowers and each other Transaction Obligor agree with the Finance Parties that all other provisions of the Facility Agreement and the Finance Documents to which that Transaction Obligor is a party shall remain in full force and effect.

5
Conditions. The CP Confirmation Date shall occur on the date on which the Facility Agent has received (or on the instructions of the Majority Lenders, waived receipt of) all of the following documents in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders):

(a)	a duly executed original of this letter duly signed by the Facility Agent and each Transaction Obligor;

(b)	documentary evidence that the agent for service of process named in clause 48.2 (service of process) of the Facility Agreement has accepted its appointment for service of process under this letter;

(c)
a copy of any other Authorisation or other document, opinion or assurance which the Facility Agent (acting on the instructions of the Majority Lenders) reasonably considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this letter or for the validity and enforceability of any Finance Document as amended and supplemented by this letter; and

(d)	evidence that the fees, costs and expenses then due from the Borrowers pursuant to paragraph 7 below have been paid or will be paid by the CP Confirmation Date.

6	Further assurance. Clause 22.25 (further assurance) of the Facility Agreement applies to this letter as if it were expressly incorporated in it with any necessary modifications.

7	Expenses. The provisions of clause 15 (costs and expenses) of the Facility Agreement apply to this letter as if it were expressly incorporated in it with any necessary modifications.

8	Notices. Clause 38 (notices) of the Facility Agreement applies to this letter as if it were expressly incorporated in it with any necessary modifications.

9	Counterparts. This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

10	Designation of Finance Document. This letter is a Finance Document.

11
Governing Law.  This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and clauses 47 (governing law) and 48 (enforcement) of the Facility Agreement apply to this letter as if they were expressly incorporated in it with any necessary modifications.

Please confirm your acceptance to the foregoing terms and conditions by signing the acknowledgment and acceptance at the foot of this letter.

Yours faithfully

FACILITY AGENT

/s/ Kelina Kantzou
SIGNED by
for and on behalf of
KROLL AGENCY SERVICES LIMITED

SECURITY AGENT

/s/ Kelina Kantzou
SIGNED by
for and on behalf of
KROLL TRUSTEE SERVICES LIMITED

LENDERS

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BLUE OCEAN ONSHORE FUND LP
By: Blue Ocean GP LLC
as its General Partner

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BLUE OCEAN 1839 FUND LP
By: Blue Ocean GP LLC
as its General Partner

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BLUE OCEAN INCOME FUND LP
By: Blue Ocean GP LLC
as its General Partner

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
ENTRUST GLOBAL ICAV
for and on behalf of
BLUE OCEAN FUND
By: EnTrust Global Partners Offshore LP
as its Investment Advisor

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BLUE OCEAN INVESTMENTS SPC
for and on behalf of
SEGREGATED PORTFOLIO ONE
By: EnTrust Global Partners Offshore LP
as its Investment Advisor

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BLUE OCEAN INCOME FUND II LP
By: Blue Ocean GP LLC
as its General Partner

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BLUE OCEAN OFFSHORE MASTER
FUND I LLC
By: EnTrust Global Partners Offshore LP
as its Investment Advisor

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BLUE OCEAN IDF SERIES OF THE SALI
MULTI-SERIES FUND, L.P.
By: EnTrust Global Partners Offshore LP
as its Investment Subadvisor

/s/ Vasiliki Emiri
SIGNED by
for and on behalf of
BO FR SPV I LP
By: EnTrust Global Ltd.
as its Investment Manager

Acknowledgment and acceptance

1	We acknowledge receipt of the above letter and confirm our agreement to its terms on this 26 October 2022.

2	We represent and warrant to the Finance Parties on the date of this acknowledgment and acceptance and on the CP Confirmation Date that:

(a)
the representations and warranties contained in clause 18 (representations) of the Facility Agreement in respect of the Borrowers and the Guarantor are true and correct on the date of the above letter as if all references in such clause to “this Agreement” or “this Deed” were references to the Facility Agreement as supplemented by the above letter;

(b)	our obligations expressed to be assumed by us in the above letter are legal, valid, binding and enforceable obligations; and

(c)
we agree that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of each Transaction Obligor under the Facility Agreement and the other Finance Documents (each as amended and supplemented by the above letter).

/s/ Stavros Gyftakis	/s/ Theodora Mitropetrou
Name:	Name:
Title:	Title:
For and on behalf of	For and on behalf of
PAROSEA SHIPPING CO.	UNITED MARITIME CORPORATION
as Borrower	as Guarantor

/s/ Stavros Gyftakis	/s/ Theodora Mitropetrou
Name:	Name:
Title:	Title:
For and on behalf of	For and on behalf of
BLUESEA SHIPPING CO.	UNITED MARITIME CORPORATION
as Borrower	as Shareholder

/s/ Stavros Gyftakis
Name:
Title:
For and on behalf of MINOANSEA MARITIME CO.
as Borrower

/s/ Stavros Gyftakis
Name
Title:
For and on behalf of
EPANASTASEA MARITIME CO.
as Borrower

SCHEDULE 1

“PART B

THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication

Blue Ocean Onshore Fund LP	$27,048,528
Blue Ocean Onshore Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com
Attention: Svein Engh / Omer Donnerstein / Matthew Lux

Blue Ocean 1839 Fund LP	$13,996,303
Blue Ocean 1839 Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com
Attention: Svein Engh / Omer Donnerstein / Matthew Lux

Blue Ocean Income Fund LP	$7,767,560
Blue Ocean Income Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com
Attention: Svein Engh / Omer Donnerstein / Matthew Lux

EnTrust Global ICAV, for and on behalf of Blue Ocean Fund	$5,377,810	EnTrust Global ICAV c/o EnTrust Global Partners Offshore LP 375 Park Avenue New York, NY 10152

Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com Attention: Svein Engh / Omer Donnerstein / Matthew Lux

Blue Ocean Investments SPC, for and on behalf of Segregated Portfolio One Blue Ocean Income Fund II LP Blue Ocean Offshore Master Fund I LLC	$1,602,983 $2,700,260 $623,760
Blue Ocean Investments SPC
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com
Attention: Svein Engh / Omer Donnerstein / Matthew Lux

Blue Ocean Income Fund II LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com
Attention: Svein Engh / Omer Donnerstein / Matthew Lux

Blue Ocean Offshore Master Fund I LLC
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com
Attention: Svein Engh / Omer Donnerstein / Matthew Lux